UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2010

Skilled Healthcare Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA	92610
(Address of Principal Executive Offices)	(Zip Code)

(949) 282-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On May 21, 2010, Home and Hospice Care Investments, LLC, our wholly-owned subsidiary (“Home and Hospice Care Investments”), entered into a Joinder Agreement and Amendment No. 1 to Asset Purchase Agreement, dated as of May 21, 2010 (the “Amendment”), which amended the Asset Purchase Agreement dated as of May 1, 2010 (the “Purchase Agreement”), by and among Home and Hospice Care Investments, on the one hand, and Rocky Mountain Hospice, LLC, Creekside Hospice, Inc., Sun Valley Hospice, LLC, Legacy Hospice Care, LLC, Creekside Health Care, Inc., Legacy Home Care, LC, Sun Valley Home Care, LLC, Hospice Solutions, LLC (collectively, “Sellers”) and certain other parties listed on the signature pages to the Asset Purchase Agreement, on the other hand, and joined Rocky Mountain Home Care, Inc. (“Rocky Mountain Home Care”), an affiliate of the Sellers, to the Purchase Agreement as an additional seller. Pursuant to the terms of the Amendment, we acquired through Home and Hospice Care Investments substantially all of the assets of Rocky Mountain Home Care effective as of May 1, 2010.

As part of the transactions contemplated by the Purchase Agreement, we previously entered into a fee-based management agreement (the “Fee-Based Agreement”) with Rocky Mountain Home Care and received an option agreement to acquire substantially all of the assets of Rocky Mountain Home Care (the “Option Agreement”). Pursuant to the terms of the Amendment, the Option Agreement and the Fee-Based Management Agreement with Rocky Mountain Home Care were each terminated effective as of May 1, 2010.

As previously disclosed, in connection with the entering into of the Purchase Agreement, the Company entered into an employment agreement with Douglas Shane Peck, as President and Chief Operating Officer of Home and Hospice Care Investments. Mr. Peck holds an approximate 60% ownership interest in Rocky Mountain Home Care. Pursuant to the terms of the Purchase Agreement as amended by the Amendment, Rocky Mountain Home Care received approximately $2.2 million in cash and up to an additional $0.9 million in the form of certain deferred and/or contingent payments payable over a three to five year period commencing on May 1, 2010. Such deferred and/or contingent payments are payable pursuant to the terms and conditions set forth in the Purchase Agreement as amended by the Amendment.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
2.1	Joinder Agreement and Amendment No. 1 to Asset Purchase Agreement, dated May 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLED HEALTHCARE GROUP, INC.

Date: May 26, 2010	/s/ Roland G. Rapp
Roland G. Rapp
General Counsel, Secretary and Chief Administrative Officer